MUTUAL FUND SERIES TRUST

MULTIPLE CLASS PLAN PURSUANT TO RULE 18f-3

EXHIBIT A

SERIES OF THE TRUST

AS AMENDED August 28, 2012

Designated Series	Designated Classes for each Series
AmericaFirst Quantitative Strategies Fund	Class A and C
AmericaFirst Absolute Return Fund	Class A, U and I
AmericaFirst Income Trends Fund	Class A, U and I
AmericaFirst Defensive Growth Fund	Class A, U and I
Camelot Premium Return Fund	Class A and C
Catalyst/CP Core Equity Fund	Class A and C
Catalyst/CP World Equity Fund	Class A and C
Catalyst/CP Focus Large Cap Fund	Class A and C
Catalyst/CP Focus Mid Cap Fund	Class A and C
Catalyst/Groesbeck Growth of Income Fund	Class A, C &I
Catalyst/Lyons Hedged Premium Return Fund	Class A and C
Catalyst/Lyons Tactical Allocation Fund	Class A and C
Catalyst/SMH High Income Fund	Class A and C
Catalyst/SMH Total Return Income Fund	Class A and C
Catalyst/MAP Global Total Return Income Fund	Class A and C
Catalyst/MAP Global Capital Appreciation Fund	Class A and C
Catalyst Value Fund	Class A, C and I
Catalyst Strategic Value Fund	Class A and C
Catalyst Large Cap Value Fund	Class A and C
Catalyst Insider Buying Fund	Class A and C
Catalyst Insider Long/Short Fund	Class A and C
Catalyst Event Arbitrage Fund	Class A and C
Compass EMP Alternative Strategies Fund	Class A, C and T
Compass EMP Multi-Asset Balanced Fund	Class A, C and T
Compass EMP Multi-Asset Growth Fund	Class A, C and T
Day Hagan Tactical Allocation Fund of ETFs	Class A and C
Delux Long-Short Fund	Class A, N and I
Eventide Gilead Fund	Class A, C, Institutional and Retail
JAG Large Cap Growth Fund	Class A, C and I
Listed Private Equity Plus Fund	Class A and C
Vista Capital Appreciation Fund	Class A and C
SignalPoint Global Fund	Class A and C